                                                                      EXHIBIT 99

          SOUL CENTERS, INC.
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
          SEPTEMBER 30, 2002

                                                         Leasable            Year
                                                           Area            Developed        Land
                                                          (Square         or Acquired       Area             Percentage Leased
            Property                   Location            Feet)          (Renovated)      (Acres)        Sep-2002      Sep-2001
   ---------------------------  -----------------------  ---------       --------------   ---------      ----------    ----------
SHOPPING CENTERS

   Ashburn Village I, II & III   Ashburn, VA               185,537         1994/00/01          23.3             100%          100%

   Ashburn Village  IV           Ashburn, VA                25,200          2000/02             3.1              80%          n/a

   Beacon Center                 Alexandria, VA            352,915       1972(1993/99)         32.3             100%          100%

   Belvedere                     Baltimore, MD              54,941            1972              4.8              95%           86%

   Boulevard                     Fairfax, VA                56,350         1994(1999)           5.0             100%           93%

   Clarendon                     Arlington, VA               6,940            1973              0.5             100%          100%

   Clarendon Station             Arlington, VA               4,868            1996              0.1             100%           78%

   Flagship Center               Rockville, MD              21,500         1972,1989            0.5             100%          100%

   French Market                 Oklahoma City, OK         245,629       1974 (1984/98)        13.8              93%           93%

   Germantown                    Germantown, MD             26,241            1992              2.7             100%          100%

   Giant                         Baltimore, MD              70,040         1972(1990)           5.0             100%          100%

   The Glen                      Lake Ridge, VA            112,639            1994             14.7             100%           99%

   Great Eastern                 District Heights, MD      255,398         1972(1995)          23.9             100%          100%

   Hampshire Langley             Langley Park, MD          131,700         1972(1979)           9.9             100%          100%

   Kentlands Square              Gaithersburg, MD          109,642            2002             11.5             100%          n/a

   Leesburg Pike                 Baileys Crossroads, VA     97,880       1966(1982/95)          9.4             100%          100%

   Lexington Mall                Lexington, KY             315,719            1974             30.0              60%           69%

   Lumberton                     Lumberton, NJ             192,510       1975(1992/96)         23.3              90%           89%

   Olney                         Olney, MD                  53,765         1975(1990)           3.7             100%           94%

   Ravenwood                     Baltimore, MD              87,350            1972              8.0             100%          100%

   Seven Corners                 Falls Church, VA          560,998        1973(1994-7)         31.6              99%          100%

   Shops at Fairfax              Fairfax, VA                68,743       1975(1993/99)          6.7             100%          100%

            Property                                  Anchor/Significant Tenants
   ---------------------------   --------------------------------------------------------------------
SHOPPING CENTERS

   Ashburn Village I, II & III   Giant Food, Blockbuster

   Ashburn Village  IV

   Beacon Center                 Lowe's, Giant Food, Office Depot, Outback Steakhouse, Marshalls,
                                 Hollywood Video, Hancock Fabrics

   Belvedere                     Food King

   Boulevard                     Danker Furniture, Petco, Party City

   Clarendon

   Clarendon Station

   Flagship Center

   French Market                 Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear,
                                 Lakeshore Learning Center,  BridesMart, Staples, Dollar Tree

   Germantown

   Giant                         Giant Food

   The Glen                      Safeway Marketplace

   Great Eastern                 Giant Food, Pep Boys, Big Lots, Run N' Shoot

   Hampshire Langley             Safeway, Blockbuster

   Kentlands Square              Lowe's

   Leesburg Pike                 Zany Brainy, CVS Pharmacy, Kinko's, Hollywood Video

   Lexington Mall                Dillard's

   Lumberton                     SuperFresh, Rite Aid, Blockbuster, Ace Hardware

   Olney                         Rite Aid

   Ravenwood                     Giant Food, Hollywood Video

   Seven Corners                 Home Depot, Shoppers Club, Michaels, Barnes & Noble, Ross Dress For
                                 Less, G Street Fabrics, Off-Broadway Shoes

   Shops at Fairfax              Super H Mart, Blockbuster

                                     Exhibit

                                                                      EXHIBIT 99

          SOUL CENTERS, INC.
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
          SEPTEMBER 30, 2002

                                                         Leasable            Year
                                                           Area            Developed        Land
                                                          (Square         or Acquired       Area            Percentage Leased
            Property                   Location            Feet)          (Renovated)      (Acres)        Sep-2002      Sep-2001
   ---------------------------  -----------------------  ---------       --------------   ---------      ----------    ----------
SHOPPING CENTERS (CONTINUED)

   Southdale                     Glen Burnie, MD           484,115         1972(1986)          39.6              95%           97%

   Southside Plaza               Richmond, VA              341,891            1972             32.8              93%           91%

   South Dekalb Plaza            Atlanta, GA               162,793            1976             14.6             100%          100%

   Thruway                       Winston-Salem, NC         344,880         1972(1997)          30.5              93%           96%

   Village Center                Centreville, VA           143,109            1990             17.2             100%          100%

   West Park                     Oklahoma City, OK          76,610            1975             11.2              57%           57%

   White Oak                     Silver Spring, MD         480,156         1972(1993)          28.5             100%           99%
                                                         ---------                        ---------      ----------    ----------
                                Total Shopping Centers   5,070,059                            438.2            94.4%         94.9%
                                                         ---------                        ---------      ----------    ----------

OFFICE PROPERTIES

   Avenel Business Park          Gaithersburg, MD          388,620         1981-2000           37.1              97%          100%

   Crosstown Business Center     Tulsa, OK                 197,135         1975(2000)          22.4              93%           78%

   601 Pennsylvania Ave          Washington, DC            225,414         1973(1986)           1.0              99%           99%

   Van Ness Square               Washington, DC            156,493         1973(1990)           1.2              89%           97%

   Washington Square             Alexandria, VA            234,775         1975(2000)           2.0              87%           59%
                                                         ---------                        ---------      ----------    ----------
                                Total Office Properties  1,202,437                             61.7            93.9%         87.6%
                                                         ---------                        ---------      ----------    ----------

                                Total Portfolio          6,272,496                            499.9/(a)/       94.3%         93.5%
                                                         =========                        =========      ==========    ==========

            Property                                 Anchor/Significant Tenants
   ---------------------------  --------------------------------------------------------------------
SHOPPING CENTERS (CONTINUED)

   Southdale                    Giant Food, Home Depot, Circuit City, Kids R Us, Michaels, Marshalls,
                                PetSmart, Value City Furniture

   Southside Plaza              CVS Pharmacy, Community Pride Supermarket, Maxway

   South Dekalb Plaza           MacFrugals, Pep Boys, The Emory Clinic, Maxway

   Thruway                      Harris Teeter, Fresh Market, Bed Bath & Beyond, Stein Mart, Eckerd
                                Drugs, Borders Books,  Zany Brainy,  Blockbuster

   Village Center               Giant Food, Tuesday Morning, Blockbuster

   West Park                    Homeland Stores, Family Dollar

   White Oak                    Giant Food, Sears, Rite Aid, Blockbuster

OFFICE PROPERTIES

   Avenel Business Park         General Services Administration, VIRxSYS, Boston Biomedica, Broadsoft,
                                NeuralSTEM, Quanta Systems

   Crosstown Business Center    Compass Group, Roxtec, Outdoor Inovations, Auto Panels Plus, Gofit,
                                Freedom Express

   601 Pennsylvania Ave         General Services Administration, Credit Union National Assn, Southern
                                Company, HQ Global, Alltel, American Arbitration, Capital Grille

   Van Ness Square              INTELSAT, Team Video Intl, Office Depot, Pier 1

   Washington Square            Vanderweil Engineering, World Wide Retail Exch., EarthTech, Thales,
                                Trader Joe's, Kinko's, Blockbuster

/(a)/ The Company purchased 24 acres of vacant land known as Broadlands in Loudoun County, Virginia and a 1.25 acre site in the Clarendon area of Arlington, Virginia, as future development and redevelopment properties.

                                     Exhibit